Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-155743 and 333-142900) and Form S-8 (Nos. 333-160264, 333-142417, 333-125250, 333-93269, 333-09821, 333-22313, 33-65269 and 33-44314) of Xerox Corporation of our report dated August 27, 2009 relating to the financial statements and the effectiveness of internal control over financial reporting of Affiliated Computer Services, Inc., which appears in this Current Report on Form 8-K of Xerox Corporation dated December 1, 2009.
PricewaterhouseCoopers LLP
Dallas, Texas
December 1, 2009